Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-196609) pertaining to Blue Capital Reinsurance Holdings Ltd. of our report dated March 8, 2016, with respect to the consolidated financial statements and schedules of Blue Capital Reinsurance Holdings Ltd. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/Ernst & Young Ltd.
Hamilton, Bermuda
March 8, 2016